UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 21, 2008

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 22, 2008, Esterline Technologies Corporation, a Delaware corporation (“Esterline”) announced an agreement between Weston Aerospace Limited (“Weston”), a U.K. company and wholly owned subsidiary of Esterline, and Racal Acoustics Global Limited, a U.K.-based company (“Racal Acoustics”), a designer and manufacturer of high-technology, ruggedized personal communications equipment, to acquire all of the outstanding capital stock of Racal Acoustics for a total consideration of approximately £115 million, subject to certain governmental approvals and customary closing conditions.

There were no material relationships between Esterline (or any officer, director or affiliate of either Esterline, or any associate of any such officer or director), Weston and Racal Acoustics or any of the shareholders of Racal Acoustics.

The press release regarding the Racal Acoustics acquisition should be read in conjunction with the note regarding forward-looking statements, which is included in the press release, attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Esterline Technologies Corporation dated December 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: December 22, 2008	By:	/S/ ROBERT D. GEORGE
		Name:	Robert D. George
		Title:	Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Esterline Technologies Corporation dated December 22, 2008.